Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock of Jack in the Box Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Biglari Holdings Inc.

By:	/s/ Sardar Biglari
Sardar Biglari, Chairman and Chief Executive Officer
Date:	01/14/2026

LION FUND, L.P.

By:	/s/ Sardar Biglari
Sardar Biglari, Chairman and Chief Executive Officer of Biglari Capital Corp., its general partner
Date:	01/14/2026

LION FUND II, L.P.

By:	/s/ Sardar Biglari
Sardar Biglari, Chairman and Chief Executive Officer of Biglari Capital Corp., its general partner
Date:	01/14/2026

Southern Pioneer Property & Casualty Insurance Company

By:	/s/ Sardar Biglari
Sardar Biglari, Authorized Signatory
Date:	01/14/2026

First Guard Insurance Company

By:	/s/ Sardar Biglari
Sardar Biglari, Authorized Signatory
Date:	01/14/2026

Biglari Reinsurance Ltd.

By:	/s/ Sardar Biglari
Sardar Biglari, Chairman and Chief Executive Officer
Date:	01/14/2026

Biglari Insurance Group Inc.

By:	/s/ Sardar Biglari
Sardar Biglari, Chairman of the Board
Date:	01/14/2026

Western Sizzlin Corporation

By:	/s/ Sardar Biglari
Sardar Biglari, President
Date:	01/14/2026

BIGLARI CAPITAL CORP.

By:	/s/ Sardar Biglari
Sardar Biglari, Chairman and Chief Executive Officer
Date:	01/14/2026

BIGLARI, SARDAR

By:	/s/ Sardar Biglari
Sardar Biglari
Date:	01/14/2026